Exhibit 32.2
CERTIFICATION OF PERIODIC FINANCIAL REPORTS
I, Gregory S. Cole, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of K2M Group Holdings, Inc.
Date: May 2, 2017

/s/ Gregory S. Cole
Name: Gregory S. Cole
Chief Financial Officer